EXHIBIT 23.1

                        CONSENT OF PARENTE RANDOLPH, P.C.


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                     [On Parente Randolph, P.C. Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in Fidelity D & D Bancorp, Inc.'s Registration Statement on Form S-8 of our report dated February 9, 2001, relating to Fidelity D & D Bancorp, Inc.'s consolidated financial statements, which report is included in Fidelity D & D Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                    /s/ Parente Randolph, P.C.
                                    PARENTE RANDOLPH, P.C.


Wilkes-Barre, Pennsylvania
June 29, 2001





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